Exhibit 99.1
Numerex Corp.Contact: Alan Catherall 770 485-2527 Investor Relations Contact: Seth Potter 646 277-1230
Press Release

For Immediate Release

NUMEREX CORP CONTINUES DEBT REDUCTION

ATLANTA, October 21, 2009 - Numerex Corp. (NASDAQ: NMRX), a leading single source provider of secure machine-to-machine (M2M) products and services, announced today that it has reduced its outstanding debt by an additional $2.0 million. The Company utilized cash to repay $1.0 million on the secured non-convertible term note and converted $1.0 million of outstanding debt into equity under the secured convertible term note.   The Company will issue an aggregate of 215,054 shares of our Class A Common Stock in connection with this conversion on October 20, 2009.  The Company’s total debt level now stands at $2.0 million after this reduction.

Alan Catherall, Chief Financial Officer of Numerex Corp. stated, “Our capital structure has significantly improved during the past quarter after we cumulatively reduced the company's debt from $9 million to $2 million.  Similar to the two prior transactions, this debt reduction is accretive, was not subject to any pre-payment penalties and was achieved with only part cash since $1 million of debt was converted into equity”

In connection with the transaction, Numerex will also be writing-off all unamortized financing costs. This non-cash expense is approximately $120,000.

About Numerex
Numerex Corp. (NASDAQ: NMRX) is the single source machine-to-machine (M2M) product and service provider to some of the world’s largest organizations delivering the foundational components of device, network, and application, used by its customers in the development of their  M2M solutions. Customers typically subscribe to Numerex network and application services that are delivered through its hosted platforms. The Company’s offerings and expertise enable its customers to efficiently build reliable and secure solutions that are used to monitor and manage assets remotely whenever and wherever needed, while simplifying and speeding up development and deployment. Numerex DNA™ offerings include hardware Devices, Network services, and software Applications that are delivered through its Numerex FAST™ (Foundation Application Software Technology) platform. Numerex is the first M2M service provider in North America to carry the ISO 27001 information security certification. “Machines Trust Us™” represents the Company’s focus on M2M data security, service reliability, and round-the-clock support of its customers’ M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues, difficulties associated with integrating Orbit One’s business, the risks that a substantial portion of Orbit One's revenues are derived from government contracts that may be terminated by the government at any time, variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.